Exhibit 99.1

Contacts:

Cubist Pharmaceuticals, Inc.	Fleishman-Hillard, Inc.
Eileen C. McIntyre	Jonathan R. Potter
Senior Director, Corporate Communications	(212) 453-2406
(781) 860-8533	potterj@fleishman.com
eileen.mcintyre@cubist.com

NO SIGN OF ANDA FILING  FOR  DAPTOMYCIN

Lexington, MA, March 13, 2008 — Cubist Pharmaceuticals (NASDAQ: CBST) said today that it believes that no generic manufacturer acted last September to secure a potential “first to file” advantage, by filing an abbreviated new drug application (ANDA) for daptomycin. If such a filing had occurred, the generic company would have had to notify Cubist within 20 days of acceptance of the ANDA by the FDA.  It is now a full six months since September 12, 2007—the first opportunity for a generic company to file an ANDA and the only date on which a generic company could be assured of securing the “first to file” advantages available under the Hatch-Waxman legislation—and Cubist has received no notification.

As of March 11, 2008, the FDA Office of Generic Drugs (OGD) web site had listed twenty-six accepted filings for ANDAs filed since September 12, 2007.  The March 11, 2008 update to the OGD web site (http://www.fda.gov/cder/ogd/ppiv.htm) included seven ANDAs submitted between November, 2007 and mid-January, 2008.

The company believes it is significant that no generic company appears to have assured itself of the “first to file” advantage by filing on September 12, 2007.  Cubist President and CEO, Mike Bonney, cited two key challenges that may have created hurdles for a generic manufacturer considering such a filing: “First of all, to file an ANDA, a generic company would have to believe they could successfully challenge the daptomycin patents listed in the FDA Orange Book.” The Orange Book patents for CUBICIN® (daptomycin for injection) include two method-of-administration patents based on the discovery by Cubist scientists Drs. Tally and Oleson. This discovery made it possible to complete clinical trials for daptomycin as an I.V. antibiotic at doses high enough to treat serious skin and bloodstream infections caused by Gram-positive pathogens, including MRSA.  “CUBICIN, which as of year-end 2007 had been used in the treatment of an estimated 460,000 patients, would not have become a drug without the discovery on which these patents are based,” Bonney pointed out. “We stand behind these patents and are prepared to defend them vigorously if they are challenged.”

The company also noted that only three of the twenty-six ANDA filings accepted by the FDA since September 12 have been for intravenously delivered products. “Making an I.V. drug is almost always more costly than making an oral therapy such as a pill,” said Bonney. “In the case of daptomycin there are some unique challenges in the purification process that add to the cost of manufacture.  This would impact margins if a generic manufacturer determined that it would need to price a ‘generic CUBICIN’ at or near the acquisition price of the existing generic I.V. therapy in this market, vancomycin.”

Under the terms of the Hatch-Waxman legislation enacted in 1984, a generic manufacturer has the right to challenge the U.S. patent protection of a drug, by filing an ANDA with a paragraph IV certification, one year prior to the expiration of FDA-granted data exclusivity.  For CUBICIN, that date was September 12, 2007.  The Hatch-Waxman legislation provides an incentive to encourage such filings.  A generic manufacturer who is the first to file an ANDA with a paragraph IV certification and who prevails in patent litigation is eligible for 180 days of exclusivity, during which the FDA will not authorize another generic drug for marketing in the U.S.

Further information about the intellectual property protection for CUBICIN, including information on the three FDA Orange Book listed patents, is available on the Investor Relations page at www.cubist.com

About CUBICIN

CUBICIN is currently the only once-daily bactericidal antibiotic approved in the U.S. for the treatment of complicated skin and skin structure infections caused by susceptible strains of the following Gram-positive microorganisms: Staphylococcus aureus (including methicillin-resistant and methicillin susceptible  strains), Streptococcus pyogenes, S. agalactiae, S. dysgalactiae subsp. equisimilis and Enterococcus faecalis (vancomycin-susceptible strains only).  CUBICIN is also approved in the U.S. as therapy for bloodstream infections (bacteremia), including right-sided endocarditis, caused by S. aureus.  CUBICIN is not indicated for the treatment of pneumonia.  Most adverse events reported in clinical trials were mild to moderate in intensity.  The most common were anemia, constipation, diarrhea, nausea, vomiting, injection site reactions, and headache.  To reduce the development of drug-resistant bacteria and maintain the effectiveness of CUBICIN, CUBICIN should be used only to treat or prevent infections that are proven or strongly suspected to be caused by bacteria susceptible to CUBICIN. For full prescribing information, visit www.cubicin.com.

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development, and commercialization of pharmaceutical products that address unmet medical needs in the acute care environment.  In the U.S., Cubist markets CUBICIN® (daptomycin for injection), the first antibiotic in a new class of anti-infectives called lipopeptides.  The Cubist product pipeline includes pre-clinical programs that address unmet medical need in Gram-positive infections, Gram-negative infections, CDAD (Clostridium difficile-associated diarrhea), and HCV (Hepatitis C infections.)  Cubist is headquartered in Lexington, MA.  Additional information can be found at Cubist’s web site at www.cubist.com.

Cubist Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and such statements are subject to a variety of risks and uncertainties.  Many factors could affect our actual financial results and could cause these actual results to differ materially from those in these forward-looking statements. These factors include the following: (i) the level of acceptance of CUBICIN by physicians, patients, third-party payors and the medical community; (ii) any changes in the current or anticipated market demand or medical need for CUBICIN; (iii) any unexpected adverse events related to CUBICIN, particularly as CUBICIN is used in the treatment of a growing number of patients around the world; (iv) the effectiveness of our sales force and our sales force’s ability to access targeted physicians; (v) whether or not third parties may seek to market generic versions of our products by filing Abbreviated New Drug Applications, or ANDAs, with the FDA, and the results of any litigation that we file to defend and/or assert our patents against such generic companies; (vi) competition in the markets in which we and our partners market CUBICIN, including marketing approvals for new products that will be competitive with CUBICIN; (vii) our ability to discover, acquire or in-license drug candidates and develop and achieve commercial success for drug candidates; (viii) the ability of our third party manufacturers, including our single source provider of API, to manufacture sufficient quantities of CUBICIN in accordance with Good Manufacturing Practices and other requirements of the regulatory approvals for CUBICIN and at an acceptable cost; (ix) our ability to integrate successfully the operations of any business that we may acquire and the potential impact of any future acquisition on our financial results; (x) whether the U.S. Food and Drug Administration, or FDA, accepts proposed clinical trial protocols that may be achieved in a timely manner for additional studies of CUBICIN or any other drug candidate we seek to enter into clinical trials; (xi) our ability to conduct successful clinical trials in a timely manner; (xii) the effect that the results of ongoing or future clinical trials of CUBICIN may have on its acceptance in the medical community; (xiii) whether we will receive, and the potential timing of, regulatory approvals or clearances to market CUBICIN in countries where it is not yet approved; (xiv) legislative and policy changes in the United States and other jurisdictions where our products are sold that may affect the ease of getting a new product or a new indication approved; (xv) changes in government reimbursement for our or our competitors’ products;  (xvi) our dependence upon collaborations with our partners and our partners’ ability to execute on development, regulatory and sales expectations in their territories; (xvii) our ability to finance our operations; (xviii) potential costs resulting from product liability or other third party claims; (xix) our ability to protect our proprietary technologies; and (xx) a variety of risks common to our industry, including ongoing regulatory review, public and investment community perception of the industry, legislative or regulatory changes, and our ability to attract and retain talented employees.

Cubist and CUBICIN are registered trademarks of Cubist Pharmaceuticals, Inc.

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